Exhibit 3.15

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION

OF

DOLLAR TREE OLLIE’S, LLC

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.                                      The name of the limited liability company is:

Dollar Tree Ollie’s, LLC

2.                                      A.                                    The name of the limited liability company’s initial registered agent is William A. Old, Jr.

B.                                    The registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

3.                                      The limited liability company’s initial registered office address, which is identical to the business office of the initial registered agent, is:

Hofheimer Nusbaum, P.C., Dominion Tower, Suite 1700, 999 Waterside Dr. Norfolk, Virginia 23510, which is located in the City of Norfolk.

4.                                      The limited liability company’s principal office is located at:.

500 Volvo Parkway. Chesapeake, Virginia 23320

5.                                      Signature:

/s/ William A. Old, Jr.	7/9/03
William A. Old, Jr. (Organizer)	Date

COMMONWEALTH OF VIRGINA

STATE CORPORATION COMMISSION

July 16, 2003

The State Corporation Commission has found the accompanying articles submitted on behalf of Dollar Tree Ollie’s, LLC to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF ORGANIZATION be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission July 16, 2003.

STATE CORPORATION COMMISSION

By	/s/ Theodore V. Morrison, Jr.
Commissioner

DLLCACPT

CIS0345

03-07-11-4005

Commonwealth OF Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in the Clerk’s Office of the Commission by Dollar Tree Ollie’s, LLC.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: January 7, 2015

/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0357